Exhibit 99.1

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2013

TABLE OF CONTENTS

Consolidated Balance Sheets as of November 30, 2013 and August 31, 2013	F-1

Consolidated Statements of Income and Comprehensive Income for the three months ended November 30, 2013 and 2012	F-2

Consolidated Statements of Cash Flows for the three months ended November 30, 2013 and 2012	F-3

Notes to Unaudited Consolidated Financial Statements	F-4 - F-13

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 30,	August 31,
	2013	2013
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,321,016	$3,994,502
Accounts receivable, net	590,475	609,890
Advances to suppliers	30,847	45,670
Inventory, net	436,949	461,232
Total Current Assets	5,379,287	5,111,294

Property and Equipment, net	93,991	104,054
Total Assets	$5,473,278	$5,215,348

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$733,493	$788,588
Accrued expenses & other payable	38,345	43,261
Total Liabilities	771,838	831,849

Stockholders’ Equity:
Common stock – 50,000 shares authorized, issued and outstanding; par value $1.00 per share	50,000	50,000
Additional paid-in capital	781,359	781,359
Other comprehensive income	157, 359	124,618
Retained earnings	3,612, 566	3,336,756
Total stockholders’ equity of the Company	4,601, 284	4,292,733
Non-controlling interest	100,156	90,766
Total Stockholders' Equity	4,701,440	4,383,499

Total Liabilities and Stockholders’ Equity	$5,473,278	$5,215,348

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For The Three Months Ended November 30,
	2013	2012
Net Revenues	$1,932,378	$1,981,213
Cost of Goods Sold	(1,179,063)	(1,152,821)
Gross Profit	753,315	828,392

Operating Expenses:
Selling expenses	(329,734)	(305,910)
General and administrative expenses	(47,273)	(72,924)
Total Operating Expenses	(377,007)	(378,834)

Income From Operations	376,308	449,558

Other Income:
Interest income	3,502	2,284
Total other income	3,502	2,284

Income before income tax	379,810	451,842

Provision for income tax	(94,625)	(112,647)

Net Income	285,185	339,195

Less: Net Income Attributable To Non Controlling Interest	9,375	12,206

Net Income Attributable To The Company	275,810	326,989

Other Comprehensive Item:
Foreign exchange translation gain	32,756	13,395

Comprehensive Income	$308,566	$340,384

Less: Other Comprehensive Income Attributable To Non-controlling Interests	15	63

Comprehensive Income To The Company	308,551	340,321

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For The Three Months Ended November 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income Attributable To The Company	$275,810	$326,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,591	10,341
(Increase) / decrease in current assets:
Accounts receivable	22,570	(263,817)
Advances to suppliers	15,037	13,303
Inventory	26,654	(298,683)
Increase / (decrease) in current liabilities:
Accounts payable	(59,126)	339,307
Accrued expenses and other payable	(35)	559
Tax payable	13,600	59,015
Net cash provided by operating activities	305,101	187,014

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed by one shareholder	-	554,568
Net cash provided by financing activities	-	554,568

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	21,413	21,558

NET INCREASE/ (DECREASE) IN CASH AND CASH EQUIVALENTS	326,514	763,140

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	3,994,502	1,908,784

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$4,321,016	$2,671,924

SUPPLEMENTAL DISCLOSURES:

Cash paid during the period for:
Interest paid	$-	$-
Income tax paid	$89,645	$77,803

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fanwei Hengchang Co., Ltd (BVI) (“Fanwei Hengchang”) was incorporated in the British Virgin Islands on May 29, 2013 under the BVI Business Companies Act, 2004. Fanwei Hengchang is a holding company and has not carried on substantive operations of its own.

In November 2013, Fanwei Hengchang conducted a restructuring exercise whereby Fanwei Hengchang became the direct holding company of Changshi Tongrong Consulting, and holds indirect interest in Fujian Tianfeihong through VIE arrangements. The former shareholder, Zhiliang Fang of Fujian Tianfeihong became the largest shareholder of Fanwei Hengchang post the restructure. This restructuring exercise has been accounted for as a recapitalization of Fujian Tianfeihong with no adjustment to the historical basis of the assets and liabilities of these companies, while the historical financial positions and results of operations are consolidated as if the restructuring occurred as of the beginning of the earliest period presented in the accompanying consolidated financial statements. For the purpose of consistent and comparable presentation, the consolidated financial statements have been prepared as if Fanwei Hengchang had been in existence since the beginning of the earliest and throughout the whole periods covered by these consolidated financial statements.

The Company mainly operates in the Fujian Province, China and is primarily engaged in the business of distributing fruit wine, including green plum wine, loquat wine, olive wine, pomegranate wine, etc. to supermarkets and liquor stores.

Details of the subsidiaries of the Company are as follows:

Name of Subsidiary	Domicile and Date of Incorporation	Registered Capital	Percentage of Ownership	Principal Activities
Changshi Tongrong Limited (Hong Kong) Co., Ltd (“Changshi Tongrong”)	Hong Kong, August 10, 2012	HK$10,000	100%	Holding company of Changshitong Consulting

Changshitong Information Consulting (Shenzhen) Co., Ltd (“Changshitong Consulting”)	The PRC, September 23, 2013	RMB 500,000	100%	Controlling company of Fujian Tianfeihong

Fujian Tianfeihong Wine Co., Ltd (“Fujian Tianfeihong”)	The PRC, April 24, 2009	RMB 5,180,000	Variable Interest	Distribution of fruit wine, including green plum wine, loquat wine, olive wine, pomegranate wine, etc.

On September 23, 2013, Changshi Tongrong established Changshitong Consulting, a wholly-owned subsidiary. Because all of its issued and outstanding capital stock is held by Changshi Tongrong, a Hong Kong company, Changshitong Consulting is deemed a wholly-foreign owned enterprise, or WFOE, under the PRC laws. The principal purpose of Changshitong Consulting is to manage, hold and own rights in and to the businesses and profits of Fujian Tianfeihong, through a series of contractual arrangements.

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On November 26, 2013, Changshitong Consulting and Fujian Tianfeihong and its shareholders Jinxiang FANG and Zhiliang FANG entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Fujian Tianfeihong became Changshitong Consulting’s contractually controlled affiliate. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Changshitong Consulting and Fujian Tianfeihong pursuant to which Changshitong Consulting is to provide technical support and consulting services to Fujian Tianfeihong in exchange for (i) 95% of the total annual net profit of Fujian Tianfeihong plus (ii) RMB10,000 per month (U.S.$1,587).

(2)
a Call Option Agreement among Zhiliang FANG and Jinxiang FANG (together referred to as “Fujian Tianfeihong Shareholders”), and Changshitong Consulting under which the Fujian Tianfeihong Shareholders have granted to Changshitong Consulting the irrevocable right and option to acquire all of the equity interests in Fujian Tianfeihong to the extent permitted by PRC law. If PRC law limits the percentage of Fujian Tianfeihong that Changshitong Consulting may purchase at any time, then Changshitong Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or the minimum price regulated by PRC laws if at that time there is any regulatory PRC laws regulating the minimum price. The Fujian Tianfeihong Shareholders agreed to refrain from taking certain actions which might harm the value of Fujian Tianfeihong or Changshitong Consulting’s option;

(3)
a Proxy Agreement by Zhiliang FANG, Jinxiang FANG, Changshitong Consulting and Fujian Tianfeihong pursuant to which they each authorize Changshitong Consulting to designate someone to exercise all of their shareholder decision rights with respect to Fujian Tianfeihong;

(4)
a Share Pledge Agreement among Zhiliang FANG and Jinxiang FANG, Fujian Tianfeihong, and Changshitong Consulting under which the Fujian Tianfeihong Shareholders agree to pledge all of their equity in Fujian Tianfeihong to Changshitong Consulting to guarantee Fujian Tianfeihong’s and its shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

Consolidation Based on Variable Interest

The accounts of Fujian Tianfeihong have been consolidated with the accounts of the Company because Fujian Tianfeihong is a variable interest entity with respect to Changshitong Consulting, which is a wholly-owned subsidiary of the Company. Changshitong Consulting has a contractual obligation to provide management services to Fujian Tianfeihong, and the management of the operations of Fujian Tianfeihong is carried out by the Company’s key personnel in fulfillment of that obligation. Changshitong Consulting also has a contractual obligation to reimburse Fujian Tianfeihong for any losses incurred as a result of the operations of Fujian Tianfeihong. Through the Proxy Agreement, Changshitong Consulting has also obtained the power to direct activities of Fujian Tianfeihong that could most significantly impact its economic performance. As a result, Changshitong Consulting shall be deemed to have controlling financial interest in Fujian Tianfeihong.

F - 5

The carrying amount and classification of Fujian Tianfeihong’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	As of November 30,	As of August 31,
	2013	2013
Total current assets	$5,032,923	$4,855,729
Total assets	5,121,488	4,954,,581
Total current liabilities	649,270	788,715
Total liabilities	649,270	788,715

The revenues, cost of sales, net income as well as their cash flows from operating, investing and financing activities of Fujian Tianfeihong’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	For the Three Months Ended November 30,
	2013	2012
Net Revenues	$1,835,759	$1,882,153
Cost of Goods Sold	(1,120,110)	(1,095,180)
Net Income	275,810	326,989

	For the Three Months Ended November 30,
	2013	2012
Net cash provided by operating activities	$205,870	$177,663
Net cash used in investing activities	-	-
Net cash provided by financing activities	-	526,840

2. BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited consolidated financial statements of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. However, the information included in these interim consolidated financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The consolidated balance sheet information as of August 31, 2013 was derived from the Company’s audited consolidated financial statements. The accompanying interim consolidated financial statements should be read in conjunction with those audited consolidated financial statements as of and for the fiscal year ended August 31, 2013.

a. Principle of consolidation
The accompanying consolidated financial statements include the financial statements of Fanwei Hengchang Co., Ltd (BVI), its wholly-owned subsidiaries and variable interest entity. All significant inter-company accounts and transactions have been eliminated in consolidation.

b.Use of estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

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c.Cash and cash equivalents
For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

d.Accounts receivable
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

e. Advances to Suppliers
Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers. The advance payments are meant to ensure preferential pricing and delivery. As of November 30, 2013 and August 31, 2013, the advances to suppliers amounted to $30,847 and $45,670, respectively.

f.Inventories
Inventories are valued at the lower of cost (determined on actual cost basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

g.Property, plant and equipment
Property, plant and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Building and building improvements	30 years
Operation equipment	15 years
Vehicles	4 years
Electricity equipment	5 years
Office equipment and furniture	5 years

h.Long-lived assets
The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

i.Revenue recognition
The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”). The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

The Company has no product return or sales discount allowance because service rendered and accepted by customers are normally not returnable and sales discount is normally not granted after service is rendered.

The Company recognizes gift sample products as selling expense in compliance with FASB ASC 650-45-1: when a vendor may give a customer a sales incentive or other consideration, a cost incurred by the vendor for assets or services received from the customer and therefore characterized as a cost or expense when recognized in the vendor’s income statement.

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j. Cost of Goods Sold
Cost of goods sold consisted of product costs.

k. Shipping Costs
Shipping costs for the three months ended November 30, 2013 and 2012 were $84,994 and $84,627, respectively. Shipping cost was undertaken by the Company and recorded in General and administrative expenses.

l.Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

m.Foreign currency translation
The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

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n.Statement of cash flows
In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

o.Recent accounting pronouncements
In July 2012, FASB issued an amendment (ASU No. 2012-02) to Intangibles–Goodwill and Other (ASC Topic 350). In accordance with the amendments in this Update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance had no impact on our consolidated financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated statements.

p.Advertising Costs
The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.

q.Comprehensive Income
The Company has adopted FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the three months ended November 30, 2013 and 2012 included net income and foreign currency translation adjustments.

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3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	November 30, 2013	August 31, 2013

Accounts receivable	$590,475	$609,890
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$590,475	$609,890

4. INVENTORIES

Inventories consisted of the following:

	November 30, 2013	August 31, 2013

Finished goods (Fruit Wine Products)	$436,949	$461,232
	$436,949	$461,232

5. PROPERTY, PLANT AND EQUIPMENT

Property and equipment consisted of the following:

	November 30, 2013	August 31, 2013

Office equipment	$37,785	$37,588
Vehicle	149,045	148,269
	186,830	185,857
Less: Accumulated Depreciation	(92,839)	(81,803)
Property and equipment, net	$93,991	$104,054

Depreciation expenses for the three months ended November 30, 2013 and 2012 were $10,591 and $10,341, respectively.

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6. ACCOUNTS PAYABLE

As of November 30, 2013 and August 31, 2013, the Company recorded accounts payable $733,493 and $788,588, respectively. Accounts payable are primarily payments due to suppliers and vendors for fruit wine products.

7. ACCRUED EXPENSES & OTHER PAYABLE

Tax payables consisted of the following:

	November 30, 2013	August 31, 2013

Accrued Expense	$994	$1,024
Accrued Payroll	9,834	9,783
Tax Payable	21,299	21,941
Other Payable	6,218	10,513
	$38,345	$43,261

Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or engage in the import or export of goods in the PRC are subject to a value-added tax in accordance with Chinese laws. The VAT standard rate is 17% of the gross sale price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

The VAT payable balances of $19,874 and $20,474 at November 30, 2013 and August 31, 2013 were included in tax payable in the accompanying unaudited consolidated balance sheets.

8. INCOME TAXES

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions.

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

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According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

The provision for income taxes consisted of the following for the three months ended November 30:

	2013	2012

Income taxes expense - current	$94,625	$112,647
Income taxes expense - deferred	-	-
Total income tax expense	$94,625	$112,647

The following is a reconciliation of the statutory tax rate to the effective tax rate for the three months ended November 30:

	2013	2012

U.S. statutory corporate income tax rate	35%	35%
PRC tax rate difference	(10%)	(10%)
Effective tax rate	25%	25%

9. MAJOR CUSTOMERS AND VENDORS

For the three months ended November 30, 2013 and 2012, 2 customers and 1 customer accounted for more than 10% of accounts receivable, totaling 21% and 11% respectively. There were no customers which accounting over 10% of the total net revenue for the three months ended November 30, 2013 and 2012. There are 4 and 3 vendors which accounting over 10% of the total purchase for the three months ended November 30, 2013 and 2012. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

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10. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

11. COMMITMENTS AND LEASES

Operating commitments consist of leases for office space under two operating lease agreements which expire in June 2017.

The Company had total future aggregate minimum lease payments under non-cancellable operating leases for the Company’s office premises located in PRC as follows:

As of November 30,	Amount
2014	$52,666
2015	51,374
2016	56,430
2017	34,249

Total	$194,719

The Company incurred rent expenses $15,037 and $13,303 for the three months ended November 30, 2013 and 2012.

12. OPERATING RISKS

Country risk

Currently, the Company’s revenues are mainly derived from sales in the PRC. The Company hopes to expand its operations in the PRC, however, there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

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Products risk

The Company competes with larger companies that have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. There can be no assurance that the Company will remain competitive with larger competitors.

Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on the exchange rate of PRC Renminbi (RMB) converted to U.S. Dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents and short-term investments, denominated in the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect the sales, cost of sales, cash flows, revenues, earnings and financial position of the Company.

Political risk

Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally, the PRC allows a PRC corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company’s ability to operate in the PRC could be affected.

Key personnel risk

The Company’s future success depends on the continued services of the Company’s executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

13. SUBSEQUENT EVENTS

Management has considered all events occurring through December 30, 2013, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of November 30, 2013 have been incorporated into the accompanying consolidated and combined financial statements, and those requiring disclosure have been fully disclosed in accordance with FASB ASC Topic 855, “Subsequent Events”.

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FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUGUST 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries

We have audited the accompanying consolidated balance sheets of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries (the “Company”) as of August 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the fiscal years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries as of August 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KCCW Accountancy Corp.

Diamond Bar, California
December 30, 2013

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of August 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$3,994,502	$1,908,784
Accounts receivable, net	609,890	456,406
Advances to suppliers	45,670	40,380
Inventory, net	461,232	438,754
Total Current Assets	5,111,294	2,844,324

Property and Equipment, net	104,054	142,253

Total Assets	$5,215,348	$2,986,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$788,588	$609,485
Accrued expenses & other payable	43,261	36,486
Total Liabilities	831,849	645,971

Stockholders' Equity:
Common stock – 50,000 shares authorized, issued and outstanding; par value $1.00 per share	50,000	-
Additional paid-in capital	781,359	263,509
Other comprehensive income	124,618	30,620
Retained earnings	3,336,756	2,006,237
Total stockholders’ equity of the Company	4,292,733	2,300,366

Non-controlling interest	90,766	40,240

Total Stockholders’ Equity	4,383,499	2,340,606

Total Liabilities and Stockholders’ Equity	$5,215,348	$2,986,577

The accompanying notes are an integral part of these consolidated financial statements.

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended August 31,
	2013	2012
Net Revenues	$8,681,546	$6,470,510
Cost of Goods Sold	(5,106,967)	(3,956,620)
Gross profit	3,574,579	2,513,890

Operating Expenses:
Selling expenses	(1,442,307)	(987,440)
General and administrative expenses	(295,841)	(179,899)
Total operating expenses	(1,738,148)	(1,167,339)

Income From Operations	1,836,431	1,346,551

Other Income:
Interest income	11,941	8,520
Total other income	11,941	8,520

Income before income tax	1,848,372	1,355,071

Provision for income tax	(468,033)	(340,002)

Net Income	1,380,339	1,015,069

Less: Net Income Attributable to Non Controlling Interest	49,820	31,810

Net Income Attributable to The Company	1,330,519	983,259

Other Comprehensive Item:
Foreign exchange translation gain	94,704	7,459

Comprehensive Income	$1,425,223	$990,718

Less: Other Comprehensive Income Attributable To Non-controlling Interests	$706	$(15)

Comprehensive Income To The Company	$1,424,517	$990,733

The accompanying notes are an integral part of these consolidated financial statements.

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common stock/Paid in capital		Additional	Other			Total
			Paid-in	Comprehensive	Non controlling	Retained	Stockholders'
	Shares	Amount	Capital	Income	Interest	Earnings	Equity
Balance as of August 31, 2011		263,509		$23,146	$8,445	$1,022,978	$1,318,078
			-				-
Foreign exchange translation gain			-	7,474	(15)	-	7,459
Net income for the year			-	-	31,810	983,259	1,015,069
Balance as of August 31, 2012	-	263,509	-	30,620	40,240	2,006,237	2,340,606

Capital contribution by shareholder		567,850	-	-	-	-	567,850
			-	-	-	-	-
Recapitalization	50,000	(781,359	781,359	-	-	-	-
Foreign exchange translation gain			-	93,998	706	-	94,704
Net income for the year			-	-	49,820	1,330,519	1,380,339

Balance as of August 31, 2013	50,000	50,000	781,359	$124,618	$90,766	$3,336,756	$4,383,499

The accompanying notes are an integral part of these consolidated financial statements.

FANWEI HENGCHANG CO., LTD (BVI) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended August 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,330,519	$983,259
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	41,620	33,157
(Increase) / decrease in current assets:
Accounts receivable	(138,648)	(65,705)
Advances to suppliers	(4,094)	(3,960)
Inventory	(9,964)	(209,655)
Increase / (decrease) in current liabilities:
Accounts payable	159,653	145,689
Accrued expenses and other payable	241	4,806
Tax payable	64,248	42,490
Net cash provided by operating activities	1,443,575	930,081

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment, net	-	(104,564)
Net cash used in investing activities	-	(104,564)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed by one shareholder	559,910	-
Net cash provided by financing activities	559,910	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	82,233	6,101

NET INCREASE/ (DECREASE) IN CASH AND CASH EQUIVALENTS	2,085,718	831,618

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	1,908,784	1,077,166

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$3,994,502	$1,908,784

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:
Interest paid	$-	$-
Income tax paid	$458,752	$331,249

The accompanying notes are an integral part of these consolidated financial statements.

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fanwei Hengchang Co., Ltd (BVI) (“Fanwei Hengchang”) was incorporated in the British Virgin Islands on May 29, 2013 under the BVI Business Companies Act, 2004. Fanwei Hengchang is a holding company and has not carried on substantive operations of its own.

In November 2013, Fanwei Hengchang conducted a restructuring exercise whereby Fanwei Hengchang became the direct holding company of Changshi Tongrong Consulting, and holds indirect interest in Fujian Tianfeihong through VIE arrangements. The former shareholder, Zhiliang Fang of Fujian Tianfeihong became the largest shareholder of Fanwei Hengchang post the restructure. This restructuring exercise has been accounted for as a recapitalization of Fujian Tianfeihong with no adjustment to the historical basis of the assets and liabilities of these companies, while the historical financial positions and results of operations are consolidated as if the restructuring occurred as of the beginning of the earliest period presented in the accompanying consolidated financial statements. For the purpose of consistent and comparable presentation, the consolidated financial statements have been prepared as if Fanwei Hengchang had been in existence since the beginning of the earliest and throughout the whole periods covered by these consolidated financial statements.

The Company mainly operates in the Fujian Province, China and is primarily engaged in the business of distributing fruit wine, including green plum wine, loquat wine, olive wine, pomegranate wine, etc. to supermarkets and liquor stores.

Details of the subsidiaries of the Company are as follows:

Name of Subsidiary	Domicile and Date of Incorporation	Registered Capital	Percentage of Ownership	Principal Activities
Changshi Tongrong Limited (Hong Kong) Co., Ltd (“Changshi Tongrong”)	Hong Kong, August 10, 2012	HK$10,000	100%	Holding company of Changshitong Consulting

Changshitong Information Consulting (Shenzhen) Co., Ltd (“Changshitong Consulting”)	The PRC, September 23, 2013	RMB 500,000	100%	Controlling company of Fujian Tianfeihong

Fujian Tianfeihong Wine Co., Ltd (“Fujian Tianfeihong”)	The PRC, April 24, 2009	RMB 5,180,000	Variable Interest	Distribution of fruit wine, including green plum wine, loquat wine, olive wine, pomegranate wine, etc.

On September 23, 2013, Changshi Tongrong established Changshitong Consulting, a wholly-owned subsidiary. Because all of its issued and outstanding capital stock is held by Changshi Tongrong, a Hong Kong company, Changshitong Consulting is deemed a wholly-foreign owned enterprise, or WFOE, under the PRC laws. The principal purpose of Changshitong Consulting is to manage, hold and own rights in and to the businesses and profits of Fujian Tianfeihong, through a series of contractual arrangements.

On November 26, 2013, Changshitong Consulting and Fujian Tianfeihong and its shareholders Jinxiang FANG and Zhiliang FANG entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Fujian Tianfeihong became Changshitong Consulting’s contractually controlled affiliate. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Changshitong Consulting and Fujian Tianfeihong pursuant to which Changshitong Consulting is to provide technical support and consulting services to Fujian Tianfeihong in exchange for (i) 95% of the total annual net profit of Fujian Tianfeihong plus (ii) RMB10,000 per month (U.S.$1,587).

(2)
a Call Option Agreement among Zhiliang FANG and Jinxiang FANG (together referred to as “Fujian Tianfeihong Shareholders”), and Changshitong Consulting under which the Fujian Tianfeihong Shareholders have granted to Changshitong Consulting the irrevocable right and option to acquire all of the equity interests in Fujian Tianfeihong to the extent permitted by PRC law. If PRC law limits the percentage of Fujian Tianfeihong that Changshitong Consulting may purchase at any time, then Changshitong Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or the minimum price regulated by PRC laws if at that time there is any regulatory PRC laws regulating the minimum price. The Fujian Tianfeihong Shareholders agreed to refrain from taking certain actions which might harm the value of Fujian Tianfeihong or Changshitong Consulting’s option;

(3)
a Proxy Agreement by Zhiliang FANG, Jinxiang FANG, Changshitong Consulting and Fujian Tianfeihong pursuant to which they each authorize Changshitong Consulting to designate someone to exercise all of their shareholder decision rights with respect to Fujian Tianfeihong;

(4)
a Share Pledge Agreement among Zhiliang FANG and Jinxiang FANG, Fujian Tianfeihong, and Changshitong Consulting under which the Fujian Tianfeihong Shareholders agree to pledge all of their equity in Fujian Tianfeihong to Changshitong Consulting to guarantee Fujian Tianfeihong’s and its shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

Consolidation Based on Variable Interest

The accounts of Fujian Tianfeihong have been consolidated with the accounts of the Company because Fujian Tianfeihong is a variable interest entity with respect to Changshitong Consulting, which is a wholly-owned subsidiary of the Company. Changshitong Consulting has a contractual obligation to provide management services to Fujian Tianfeihong, and the management of the operations of Fujian Tianfeihong is carried out by the Company’s key personnel in fulfillment of that obligation. Changshitong Consulting also has a contractual obligation to reimburse Fujian Tianfeihong for any losses incurred as a result of the operations of Fujian Tianfeihong. Through the Proxy Agreement, Changshitong Consulting has also obtained the power to direct activities of Fujian Tianfeihong that could most significantly impact its economic performance. As a result, Changshitong Consulting shall be deemed to have controlling financial interest in Fujian Tianfeihong.

The carrying amount and classification of Fujian Tianfeihong’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	As of August 31,
	2013	2012
Total current assets	$4,855,729	$2,702,108
Total assets	4,954,581	2,837,248
Total current liabilities	788,715	613,673
Total liabilities	788,715	613,673

The revenues, cost of sales, net income as well as their cash flows from operating, investing and financing activities of Fujian Tianfeihong’s assets and liabilities included in the Condensed Consolidated Balance Sheets are as follows:

	For the Years Ended August 31,
	2013	2012
Net Revenues	$8,247,469	$6,146,985
Cost of Goods Sold	(4,851,619)	(3,752,019)
Net Income	1,330,519	983,259

	For the Years Ended August 31,
	2013	2012
Net cash provided by operating activities	$1,369,855	$883,577
Net cash used in investing activities	-	(99,336)
Net cash provided by financing activities	531,915	-

2. BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principle of consolidation
The accompanying consolidated financial statements include the financial statements of Fanwei Hengchang Co., Ltd (BVI), its wholly-owned subsidiaries and variable interest entity. All significant inter-company accounts and transactions have been eliminated in consolidation.

b.Use of estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

c.Cash and cash equivalents
For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

d.Accounts receivable
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

e. Advances to Suppliers
Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers. The advance payments are meant to ensure preferential pricing and delivery. As of August 31, 2013 and 2012, the advances to suppliers amounted to $45,670 and $40,380, respectively.

f.Inventories
Inventories are valued at the lower of cost (determined on actual cost basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

g.Property, plant and equipment
Property, plant and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Building and building improvements	30 years
Operation equipment	15 years
Vehicles	4 years
Electricity equipment	5 years
Office equipment and furniture	5 years

h.Long-lived assets
The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

i.Revenue recognition
The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”). The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

The Company has no product return or sales discount allowance because service rendered and accepted by customers are normally not returnable and sales discount is normally not granted after service is rendered.

The Company recognizes gift sample products as selling expense in compliance with ASC650-45-1: when a vendor may give a customer a sales incentive or other consideration, a cost incurred by the vendor for assets or services received from the customer and therefore characterized as a cost or expense when recognized in the vendor’s income statement.

j. Cost of Goods Sold
Cost of goods sold consisted of product costs.

k. Shipping Costs
Shipping costs for the years ended August 31, 2013 and 2012 were $368,581 and $274,655, respectively. Shipping cost was undertaken by the Company and recorded in General and administrative expenses.

l.Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

m.Foreign currency translation
The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

n.Statement of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

o.Recent accounting pronouncements
In July 2012, FASB issued an amendment (ASU No. 2012-02) to Intangibles–Goodwill and Other (ASC Topic 350). In accordance with the amendments in this Update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance had no impact on our consolidated financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated statements.

p.Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.

q.Comprehensive Income

The Company has adopted FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended August 31, 2013 and 2012 included net income and foreign currency translation adjustments.

3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of August 31:

	2013	2012

Accounts receivable	$609,890	$456,406
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$609,890	$456,406

4. INVENTORIES

Inventories consisted of the following as of August 31:

	2013	2012

Finished goods (Fruit Wine Products)	$461,232	438,754
	$461,232	$438,754

5. PROPERTY, PLANT AND EQUIPMENT

Property and equipment consist of the following as of August 31:

	2013	2012

Office equipment	$37,588	$36,557
Vehicle	148,269	144,203
	185,857	180,760
Less: Accumulated Depreciation	(81,803)	(38,507)
Property and equipment, net	$104,054	$142,253

Depreciation expenses for the years ended August 31, 2013 and 2012 were $41,620 and $33,157, respectively.

6. ACCOUNTS PAYABLE

As of August 31, 2013 and 2012, the Company recorded accounts payable $788,588 and $609,485, respectively. Accounts payable are primarily payments due to suppliers and vendors for fruit wine products.

7. ACCRUED EXPENSES & OTHER PAYABLE

Tax payables consist of the following as of August 31:

	2013	2012

Accrued Expense	$1,024	$758
Accrued Payroll	9,783	9,514
Tax Payable	21,941	16,263
Other Payable	10,513	9,951
	$43,261	$36,486

Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or engage in the import or export of goods in the PRC are subject to a value-added tax in accordance with Chinese laws. The VAT standard rate is 17% of the gross sale price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

The VAT payable balances of $20,474 and $15,168 at August 31, 2013 and 2012 were included in tax payable in the accompanying consolidated balance sheets.

8. INCOME TAXES

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions.

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

The provision for income taxes consisted of the following for the years ended August 31:

	2013	2012

Income taxes expense - current	$468,033	$340,002
Income taxes expense - deferred	-	-
Total income tax expense	$468,033	$340,002

The following is a reconciliation of the statutory tax rate to the effective tax rate for the years ended August 31:

	2013	2012

U.S. statutory corporate income tax rate	35%	35%
PRC tax rate difference	(10%)	(10%)
Effective tax rate	25%	25%

9. MAJOR CUSTOMERS AND VENDORS

As of August 31, 2013 and 2012, no customer and 2 customers accounted for more than 10% of accounts receivable, totaling Nil and 22% respectively. There were no major customers which accounting over 10% of the total net revenue for the years ended August 31, 2013 and 2012. There are 4 and 5 vendors which accounting over 10% of the total purchase for the years ended August 31, 2013 and 2012. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

10. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

11. COMMITMENTS AND LEASES

Operating commitments consist of leases for office space under two operating lease agreements which expire in June 2017.

The Company had total future aggregate minimum lease payments under non-cancellable operating leases for the Company’s office premises located in PRC as follows:

As of August 31,	Amount
2014	$55,207
2015	49,646
2016	55,163
2017	48,673

Total	$208,689

The Company incurred rent expenses $55,003 and $49,057 for the years ended August 31, 2013 and 2012.

12. OPERATING RISKS

Country risk

Currently, the Company’s revenues are mainly derived from sales in the PRC. The Company hopes to expand its operations in the PRC, however, there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

Products risk

The Company competes with larger companies that have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. There can be no assurance that the Company will remain competitive with larger competitors.

Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on the exchange rate of PRC Renminbi (RMB) converted to U.S. Dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Political risk

Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally, the PRC allows a PRC corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company’s ability to operate in the PRC could be affected.

Key personnel risk

The Company’s future success depends on the continued services of the Company’s executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

13. SUBSEQUENT EVENTS

Management has considered all events occurring through December 30, 2013, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of August 31, 2013 have been incorporated into the accompanying consolidated and combined financial statements, and those requiring disclosure have been fully disclosed in accordance with FASB ASC Topic 855, “Subsequent Events”.